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                                                                    EXHIBIT 99.1
CONTACT:
---------
Ann Candelario
INS Investor Relations
(408) 542-0151
ann candelario@ins.com
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            International Network Services No Longer Intends to File
         Registration Statement for Follow-On Offering of Common Stock

SUNNYVALE, CA - May 11, 1999 - International Network Services (NASDAQ: INSS), today announced that it no longer intends to file a registration statement with the Securities and Exchange Commission in connection with a proposed follow-on public offering of common stock due to a reduced interest by selling stockholders to participate in the offering. About INS:

International Network Services (INS) is a global provider of network consulting and software solutions. INS provides professional services for the full life cycle of a network, including planning, design, implementation, operations and optimization, and maintains expertise in the most complex network technologies and multi-vendor environments. Through its INSoft Division, INS offers industry leading software solutions for managing and optimizing application-ready networks. As of March 31, 1999, INS had 2,002 employees and provided service from 42 locations. INS' headquarters are located at 1213 Innsbruck Drive, Sunnyvale, CA 94089. The INS Web site is located at http://www.ins.com. INS is a public company, trading under the Nasdaq symbol INSS.